                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       -----------------------------------



       Date of Report (Date of earliest event reported): February 2, 1997



                                 NCO GROUP, INC.
             (Exact name of Registrant as specified in its charter)


            Pennsylvania                                   0-21639                                    23-2858652
--------------------------------------      --------------------------------------       -------------------------------------
  (State or other jurisdiction of                  (Commission File Number)                        (I.R.S. Employer
   incorporation or organization)                                                               Identification Number)



                                1740 Walton Road
                       Blue Bell, Pennsylvania 19422-0987
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (610) 832-1440

         NCO Group, Inc. is amending Item 7(a) and Item 7(b) of its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 1997 with respect to the acquisition of substantially all of the assets and business relating to the accounts receivable collection division of CRW Financial, Inc., a Delaware corporation, ("CRWCD") to supply certain financial statements and pro forma financial information.

Item 7. Financial Statements and Exhibits.

        The following financial statements and pro forma financial information are being filed as part of this report:

        (a) Financial Statements of Businesses Acquired.

            Financial Statements of CRWCD:

            Report of Independent Public Accountants
            Balance Sheets as of December 31, 1996
            Statements of Operations for the years
                   ended December 31, 1996 and 1995
            Statements of Division Equity for the years
                   ended December 31, 1996 and 1995
            Statements of Cash Flows for the years
                   ended December 31, 1996 and 1995
            Notes to Financial Statements


        (b) Pro Forma Financial Information.

            Basis of Presentation
            Pro Forma Consolidated Balance Sheets as of December 31, 1996 Pro Forma Consolidated Statements of Income for the year ended
                     December 31, 1996
            Notes to Consolidated Pro Forma Financial Statements

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 NCO GROUP, INC.

                                                 By: /s/ Steven L. Winokur
                                                    ----------------------------
                                                     Vice President, Finance
                                                     and Chief Financial Officer



Date:   April 18, 1997

                               CRW FINANCIAL, INC.

                   COLLECTION DIVISION OF CRW FINANCIAL, INC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                            Page
                                                                            ----
Report of Independent Public Accountants                                     F-2

Balance Sheet--December 31, 1996                                             F-3

Statements of Operations--For the Years Ended
    December 31, 1995 and 1996                                               F-4

Statements of Division Equity--For the Years
    Ended December 31, 1995 and 1996                                         F-5

Statements of Cash Flows--For the Years Ended
    December 31, 1995 and 1996                                               F-6

Notes to Financial Statements                                                F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To CRW Financial, Inc.:

We have audited the accompanying balance sheet of the Collection Division of CRW Financial, Inc. (a Delaware Corporation) as of December 31, 1996, and the related statements of operations, Division equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Collection Division of CRW Financial, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





Philadelphia, Pa.,
   April 17, 1997

                               CRW FINANCIAL, INC.

                   COLLECTION DIVISION OF CRW FINANCIAL, INC.

                     BALANCE SHEET--AS OF DECEMBER 31, 1996




                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash                                                                                            $   1,448,000
  Cash held for clients                                                                               2,729,000
  Accounts receivable, net of allowance for doubtful
     accounts of $127,000                                                                             2,527,000
  Other current assets                                                                                  153,000
                                                                                                    ------------
            Total current assets                                                                      6,857,000
                                                                                                    ------------
PROPERTY AND EQUIPMENT, net                                                                           2,591,000

INTANGIBLE ASSETS, net                                                                                4,392,000

OTHER ASSETS                                                                                            475,000
                                                                                                  -------------
                                                                                                  $  14,315,000
                                                                                                  =============
                        LIABILITIES AND DIVISION EQUITY
                        -------------------------------

CURRENT LIABILITIES:
  Collections due to clients                                                                      $   2,729,000
  Current portion of long-term debt                                                                     111,000
  Accounts payable                                                                                    1,784,000
  Accrued expenses                                                                                    1,494,000
  Due to CRW Financial, Inc.                                                                          2,927,000
                                                                                                  -------------

           Total current liabilities                                                                  9,045,000
                                                                                                  -------------
LONG-TERM DEBT                                                                                           79,000
                                                                                                  -------------
COMMITMENTS AND CONTINGENCIES (Note 6)

DIVISION EQUITY                                                                                       5,191,000
                                                                                                  -------------
                                                                                                  $  14,315,000
                                                                                                  =============



                The accompany notes are an integral part of this statement.

                               CRW FINANCIAL, INC.

                   COLLECTION DIVISION OF CRW FINANCIAL, INC.

                            STATEMENTS OF OPERATIONS



                                                                                    Year Ended December 31,
                                                                                -----------------------------
                                                                                     1995             1996
                                                                                ---------------   -------------
NET REVENUES                                                                   $28,742,000        $25,858,000

OPERATING EXPENSES:
  Compensation and payroll taxes                                                14,933,000         14,967,000
  Telephone                                                                      2,528,000          2,745,000
  Occupancy                                                                      1,994,000          2,113,000
  Postage and printing                                                           2,019,000          2,052,000
  Other operating costs                                                          5,259,000          4,060,000
  Depreciation                                                                     741,000            928,000
  Amortization of intangible assets                                                686,000            377,000
                                                                                -----------        -------------

             Operating income (loss)                                               582,000         (1,384,000)

INTEREST EXPENSE                                                                   (12,000)            (8,000)
                                                                               -------------       -------------

INCOME (LOSS) BEFORE INCOME TAX BENEFIT                                            570,000         (1,392,000)

INCOME TAX BENEFIT                                                                     --            (509,000)
                                                                                ------------       -------------
NET INCOME (LOSS)                                                              $   570,000        $  (883,000)
                                                                               =============      ==============




        The accompanying notes are an integral part of these statements.

                               CRW FINANCIAL, INC.

                   COLLECTION DIVISION OF CRW FINANCIAL, INC.

                          STATEMENTS OF DIVISION EQUITY




BALANCE, DECEMBER 31, 1994                                         $  5,504,000
  Net income                                                            570,000
                                                                   ------------
BALANCE, DECEMBER 31, 1995                                            6,074,000
  Net loss                                                             (883,000)
                                                                   ------------
BALANCE, DECEMBER 31, 1996                                         $  5,191,000
                                                                   ============




         The accompanying notes are an integral part of these statement.

                               CRW FINANCIAL, INC.

                   COLLECTION DIVISION OF CRW FINANCIAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      Year Ended December 31,
                                                                              -------------------------------------
                                                                                    1995              1996
                                                                                -------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                          $      570,000   $     (883,000)
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities-
         Bad debt provision                                                                --           46,000
         Depreciation and amortization                                              1,427,000        1,305,000
         Changes in operating assets and liabilities-
             Accounts receivable                                                      266,000          260,000
             Prepaids and other current assets                                        (65,000)         245,000
             Accounts payable                                                         306,000         (707,000)
             Accrued expenses                                                      (1,282,000)         384,000
             Due to CRW Financial, Inc.                                             1,436,000         (115,000)
             Other liabilities                                                       (308,000)         (11,000)
                                                                               ---------------  ---------------
                 Net cash provided by operating activities                          2,350,000          524,000

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                            (1,447,000)        (246,000)
                                                                               ---------------  ---------------

                 Net cash used in investing activities                             (1,447,000)        (246,000)
                                                                               ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of long-term debt                                                      (129,000)        (140,000)
                                                                               ---------------  ---------------
                 Net cash used in financing activities                               (129,000)        (140,000)
                                                                               ---------------  ---------------
NET INCREASE IN CASH                                                                  774,000          138,000

CASH, BEGINNING OF PERIOD                                                             536,000        1,310,000
                                                                               --------------   --------------
CASH, END OF PERIOD                                                            $    1,310,000   $    1,448,000
                                                                               ==============   ==============



        The accompanying notes are an integral part of these statements.

                               CRW FINANCIAL, INC.

                   COLLECTION DIVISION OF CRW FINANCIAL, INC.

                          NOTES TO FINANCIAL STATEMENTS


1. BACKGROUND:

The Collection Division of CRW Financial, Inc. (the "Division") performs receivables management, administration and debt collection services for clients primarily in the health care, student loan, credit card and utility industries, and to commercial clients. CRW Financial, Inc. ("CRW") was a subsidiary of Casino & Credit Services, Inc. ("CCS") prior to May 11, 1995, and its operations were a division of CCS from July 1992 to May 11, 1995 when CCS contributed all of its assets and subsidiaries other than Central Credit, Inc. ("CCI") to a newly formed subsidiary, CRW Financial, Inc. CCS then spun-off CRW Financial, Inc. in a distribution of CRW Financial, Inc. stock to CCS Shareholders on May 11, 1995.

2. SALE OF DIVISION:

On February 2, 1997, CRW sold the assets of the Division to NCO Group, Inc. ("NCO") for $3,750,000 in cash and 345,178 shares of NCO Common stock and a warrant to purchase 250,000 shares of NCO Common stock at $27.625 per share and the assumption of certain liabilities. The NCO Common stock and warrant have been valued at $9,050,000.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Collection fees are recorded as revenue upon collection of amounts owed by the debtor on behalf of the client. These fees are either billed to the client upon the Division's remittance of the amount collected to the client or are retained by the Division through a net remittance to the client.

Property and Equipment

Property and equipment are stated at cost. The Division provides for depreciation on a straight-line basis over estimated useful lives of three to five years. Leasehold improvements are amortized over the lease term. Property and equipment, for continuing operations, consist of the following:


                                                                                          December 31,
                                                                                             1996
                                                                                          ------------

       Data processing, telecommunications equipment and
         software                                                                     $      6,058,000

       Machinery and office equipment                                                          600,000

       Furniture and fixtures                                                                  423,000

       Leasehold improvements                                                                  155,000
                                                                                      ----------------
                                                                                             7,236,000
       Less- Accumulated depreciation                                                       (4,645,000)
                                                                                      ----------------
                                                                                      $      2,591,000
                                                                                      ================
Intangible Assets
                                                                                           December 31,
                                                             Life                              1996
                                                             ----                          ------------

       Goodwill, net of accumulated
         amortization of $902,000                          15 years                   $      4,021,000

       Noncompete agreements, net of
         accumulated amortization of $1,869,000           3-5 years                            371,000
                                                                                      ----------------
                                                                                      $      4,392,000
                                                                                      ================

The Division determines impairments to goodwill and other intangibles based upon management's estimates of undiscounted future cash flows over the remaining useful life of the intangible asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the related intangible asset, the intangible asset is written down to the amount of the estimated discounted cash flows. No such write-down of intangible assets were made in 1995 or 1996.

Income Taxes

The Division accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

Statement of Cash Flows

For the years ended December 31, 1995 and 1996, the Division paid interest expense of $12,000 and $8,000, respectively. The Division did not pay any income taxes for the years ended December 31, 1995 and 1996.

Investments in RTC Partnerships

In January 1994, CRW entered into two partnerships with the Resolution Trust Corporation ("RTC") in which the Division is a general partner owning approximately 37.5% and the RTC is a limited partner. The Division accounts for these partnerships under the equity method. The Division has contributed approximately $143,000 of capital to the partnerships and has been retained by the partnerships as a collection agent for which it is paid a percentage of collections as a fee. The Division records such contingent fee revenue upon receipt of payment from the partnership. Revenues paid by the partnership to the Division in 1995 and 1996 were approximately $1,018,000, and $1,058,000, respectively. Included in other assets as of December 31, 1996 is the $143,000 of capital contributions made by the Division to the partnerships and the Division's share of the partnership's undistributed earnings of approximately $10,000.

4. DEBT:

In February 1994, the Division entered into a Note for the purchase of certain computer equipment. The Note is for a term of 60 months and requires monthly payments of principal and interest of $6,260, through January 1999. The Note is collateralized by the equipment underlying the Note. At December 31, 1996, the remaining obligation under this Note was $154,000.

In August 1994, the Division entered into a note payable to purchase certain equipment. The Note bears interest at 10.5% and is payable in monthly installments, including principal and interest, of $5,414, through August 1997. The Note is collateralized by the equipment underlying the Note. At December 31, 1996, the remaining obligation under this Note was $36,000.

Future obligations under the notes discussed above, are as follows:

                    1997                                $    111,000
                    1998                                      73,000
                    1999                                       6,000
                                                        ------------
                                                        $    190,000
                                                        ============
5. INCOME TAXES:

The results of operations of the Division are included in the consolidated Federal and state income tax returns of CRW. Deferred income taxes result from temporary differences between tax and financial accounting recognition of income and expense. The principal temporary differences are depreciation and certain accruals and reserves not deductible for tax purposes.

In 1996, the net income tax benefit has been calculated by multiplying CRW's Federal effective income tax rate by the Division's pre-tax loss. CRW's federal effective rate was zero in 1995, therefore, the Division did not record any income taxes.

Federal and state income taxes are payable by CRW. Therefore, the Division's portion of these assets have been netted against the due to CRW Financial, Inc. balance on the accompanying balance sheet. At December 31, 1996, the Division's portion of CRW's deferred tax asset amounted to $73,000.

6. COMMITMENTS AND CONTINGENCIES:

The Division has noncancellable operating lease, including the related-party leases discussed in Note 8, for its office facilities, automobiles and certain office equipment. Rent expense under leases was $1,299,000 in 1995 and $1,209,000 in 1996. The future minimum lease payments under leases at December 31, 1996 are as follows:

             1997                              $      1,264,000
             1998                                       879,000
             1999                                       671,000
             2000                                       594,000
             2001                                       365,000
                                               ----------------
                                               $      3,773,000
                                               ================

The Division is party to a number of lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these lawsuits will not have a material impact on the Division's financial position, liquidity or results of operations.

7. RELATED-PARTY TRANSACTIONS:

CRW leases an aggregate of 13,000 square feet from a partnership controlled by the Chief Executive Officer of CRW. The lease requires CRW to make monthly payments of $23,478 through December 31, 2001. In connection with the sale of the Division to NCO (Note 2), NCO has subleased this facility through July 31, 1997. In addition, CRW leases an aggregate of 22,000 square feet in King of Prussia from a second partnership which is also controlled by the Chief Executive Officer of CRW. This lease requires monthly base rent payments of $28,875 through April 1, 2005. CRW allocates a portion of the rent expense associated with these facilities to the Division.

In addition to rent expense on facilities, certain other costs are allocated by CRW to the Division for overhead, data processing, employee benefits, etc. The net effect of intercompany transactions is reflected in the Due to CRW Financial, Inc. balance on the accompanying balance sheet. At December 31, 1996, the obligation to CRW totaled $2,927,000 and is non-interest bearing. This obligation has no defined repayment terms.

8. MAJOR CUSTOMERS:

Net revenues from the California Student Aid Commission were $4,220,000 and $3,619,000 in 1995 and 1996, respectively.

                   Pro Forma Consolidated Financial Statements

                              Basis of Presentation


The following Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Income as of and for the year ended December 31, 1996 give effect to the acquisition of the Collection Division of CRW Financial, Inc. (CRWCD) on February 2, 1997. The Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Income have been prepared from the historical financial statements of CRWCD and the Pro Forma Consolidated Financial Statements reported on Form 8-K/A on April 8, 1997, which gave effect to the acquisitions of Goodyear & Associates, Inc. (Goodyear), CMS A/R Services (CMSA/R), and Tele-Research Center, Inc. (TRC) in January 1997. The following Pro Forma Consolidated Balance Sheet assumes that the acquisitions of CRWCD, Goodyear, CMSA/R, and TRC occurred on December 31, 1996 and the Pro Forma Consolidated Statement of Income assumes that these acquisitions, and the acquisition of Management Adjustment Bureau, Inc. (MAB) in September 1996, occurred on January 1, 1996.

The Pro Forma Consolidated Financial Statements do not purport to represent what NCO's actual results of operations or financial position would have been had the acquisitions occurred as of such dates, or to project NCO's results of operations or financial position for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of CRWCD, as well as Goodyear, CMSA/R and TRC are preliminary and the final allocations may differ from the amounts reflected herein. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the other financial statements and notes thereto filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                 NCO GROUP, INC.
                      Pro Forma Consolidated Balance Sheets
                                December 31, 1996
                                   (Unaudited)


                                                                      Pro Forma       Collection
                                                     NCO Group,        Combined      Division of
                                                        Inc.        As Previously     CRW Fin'l        Acquisition      Pro Forma
                             ASSETS                 (Historical)      Presented      (Historical)    Adjustments (1)    Combined
                                                    --------------  -------------   -------------    ---------------    ---------
Current assets:
    Cash and cash equivalents                       $  12,058,798    $  4,609,457    $  1,448,000    $    (195,000)   $   4,586,457
                                                                                                        (1,276,000)
    Accounts receivable, trade, net of allowance
      for doubtful accounts                             4,701,364       6,398,828       2,527,000          (38,000)       8,887,828

    Other current assets                                  499,815         583,546         153,000          778,000        1,514,546
                                                    -------------    ------------    ------------    -------------    -------------
         Total current assets                          17,259,977      11,591,831       4,128,000         (731,000)      14,988,831

Funds held in trust for clients

Property and equipment, net                             2,830,062       3,615,329       2,591,000       (1,000,000)       5,322,329
                                                                                                           116,000

Other assets:
    Intangibles,  net of accumulated amortization      14,673,155      25,062,604       4,392,000       (4,392,000)      37,302,604
                                                                                                        12,240,000
    Deferred taxes                                         70,760          70,760                                            70,760
    Deferred financing costs                              684,390         684,390                                           684,390
    Other assets                                          308,011         334,788         475,000                           809,788
                                                    -------------    ------------    ------------    -------------    -------------
          Total other assets                           15,736,316      26,152,542       4,867,000        7,848,000       38,867,542
                                                    -------------    ------------    ------------    -------------    -------------
Total assets                                        $  35,826,355    $ 41,359,702    $ 11,586,000    $   6,233,000    $  59,178,702
                                                    =============    ============    ============    =============    =============







   The accompanying notes are an integral part of this consolidated statement.

                                 NCO GROUP, INC.
                      Pro Forma Consolidated Balance Sheets
                                December 31, 1996
                                   (Unaudited)


                                                                           Pro Forma    Collection
                                                             NCO Group,     Combined    Division of
                                                                Inc.      As Previously  CRW Fin'l     Acquisition       Pro Forma
              LIABILITIES AND SHAREHOLDERS' EQUITY          (Historical)    Presented   (Historical)  Adjustments (1)    Combined
                                                            ------------  ------------- ------------ ----------------  ------------
Current liabilities:
    Long-term debt, current portion                        $     46,946   $     46,946   $    111,000   $   (36,000)   $    121,946
    Capitalized lease obligations, current portion               62,131        144,248                       31,000         175,248
    Corporate taxes payable                                     216,709        227,909                                      227,909
    Accounts payable                                            657,647        709,899      1,784,381      (364,381)      2,129,899
    Accrued expenses                                          1,044,536      1,783,967      1,078,701     1,805,000       4,584,967
                                                                                                            (82,701)
    Accrued compensation and related expenses                 1,376,982      1,376,982        415,312       123,688       1,915,982
    Unearned revenue, net of related costs                      225,817        225,817                                      225,817
    Other current liabilities                                                               2,927,000    (2,893,000)         34,000
                                                           ------------   ------------   ------------   -----------    ------------
         Total current liabilities                            3,630,768      4,515,768      6,316,394    (1,416,394)      9,415,768

Long-term liabilities:
    Long term debt, net of current portion                    1,091,901      5,591,901         79,000     3,750,000       9,420,901
    Capitalized lease obligations, net of current portion       385,683        480,724                                      480,724
    Other liabilities                                                           53,306                                       53,306
    Unearned revenue, net of related costs                       70,385         70,385                                       70,385

Commitments and contingencies

Shareholders' equity:
    Preferred stock, no par value, 5,000,000 shares
         authorized,  no shares issued and outstanding
    Common stock,  no par value, 25,000,000 shares
        authorized, 6,713,447 and 4,213,447 shares
        issued and outstanding  at December 31, 1996
        and 1995 respectively                                29,362,326     29,362,326                    8,215,000      37,577,326
    Unexercised warrants                                        396,054        396,054                      875,000       1,271,054
    Divisional equity                                                                       5,190,606    (5,190,606)
    Retained earnings                                           889,238        889,238                                      889,238
                                                           ------------   ------------   ------------   -----------    ------------
          Total shareholders' equity                         30,647,618     30,647,618      5,190,606     3,899,394      39,737,618
                                                           ------------   ------------   ------------   -----------    ------------
Total liabilities and shareholders' equity                 $ 35,826,355   $ 41,359,702   $ 11,586,000   $ 6,233,000    $ 59,178,702
                                                           ============   ============   ============   ===========    ============



   The accompanying notes are an integral part of this consolidated statement.

                                 NCO GROUP, INC.
                   Pro Forma Consolidated Statements of Income
                      For the Year Ended December 31, 1996
                                   (Unaudited)


                                                                    Pro Forma     Collection
                                                     NCO Group,     Combined     Division of
                                                        Inc.      As Previously   CRW Fin'l       Acquisition        Pro Forma
                                                    (Historical)    Presented    (Historical)    Adjustments (1)     Combined
                                                   -------------  -------------  ------------    ---------------     ---------

Revenue                                            $ 30,760,452   $ 54,086,152   $ 25,857,862                (2)    $79,944,014

Operating costs and expenses:
    Payroll and related expenses                     14,651,384     26,358,496     14,967,000     (1,117,090)(3)     40,208,406
    Selling, general and administrative expenses     10,032,216     18,467,844     10,970,256       (649,112)(4)     28,788,988
    Depreciation and amortization expense             1,253,867      2,193,308      1,305,000       (455,000)(4)      3,043,308
                                                   ------------   ------------   ------------   ------------       ------------
         Total operating costs and expenses          25,937,467     47,019,648     27,242,256     (2,221,202)        72,040,702
                                                   ------------   ------------   ------------   ------------       ------------
Income from operations                                4,822,985      7,066,504     (1,384,394)     2,221,202          7,903,312

Other income (expense):
    Interest and investment income                      242,380        262,853                                          262,853
    Interest expense                                   (817,951)      (602,976)        (8,000)      (300,000)(6)       (910,976)
    Other                                                                1,636                                            1,636
                                                   ------------   ------------   ------------   ------------       ------------
                                                       (575,571)      (338,487)        (8,000)      (300,000)          (646,487)
                                                   ------------   ------------   ------------   ------------       ------------
Income before provision for income taxes              4,247,414      6,728,017     (1,392,394)     1,921,202          7,256,825

Income tax expense                                      612,748      1,020,776       (509,000)                          511,776
                                                   ------------   ------------   ------------   ------------       ------------

Net  income (loss)                                 $  3,634,666   $  5,707,241   $   (883,394)  $  1,921,202       $  6,745,049
                                                   ============   ============   ============   ============       ============


Pro forma:
    Historical income before income taxes                                                                         $  7,256,825
    Pro forma provision for income taxes                                                                             3,114,868(7)
                                                                                                                  ============
    Pro forma net income                                                                                          $  4,141,957
                                                                                                                  ============

    Pro forma net income per share                                                                                $       0.63(8)
                                                                                                                  ============
    Pro forma weighted average shares
      outstanding                                                                                                    6,587,838
                                                                                                                  ============







   The accompanying notes are an integral part of this consolidated statement.

                              Notes to Consolidated
                         Pro Forma Financial Statements
                                   (Unaudited)



All of the Company's acquisitions have been accounted for under the purchase method of accounting with the results of the acquired companies included in the Company's statements of income beginning on the date of acquisition.

(1) Gives effect to the acquisition of CRWCD, as if it occurred on December 31, 1996, for $3.75 million in cash and the issuance of 345,178 shares of the Common Stock, and the issuance of a warrant for 250,000 shares of Common Stock at $27.625 per share. The Common Stock and warrants issued were valued at $9,090,000. In addition, the Company recognized $195,000 of direct closing costs related to the acquisition and accrued $1,805,000 of costs related to the termination of employees and other items. Acquisition adjustments include changes in assets and liabilities of CRWCD from December 31, 1996 to the closing date, February 2, 1997, as well as the elimination of assets and liabilities which were not acquired in this transaction. After allocating the purchase price to the estimated fair market value of the assets acquired and liabilities assumed, the Company recognized $12,240,000 of goodwill.

(2) Due to the consolidation or closing of certain CRWCD branch offices, and the loss of certain contracts during 1996, revenue for CRWCD for 1997 is anticipated to be 10-15% lower than the revenue shown on the historical financial statements.

(3) Reflects the elimination of payroll and related expenses relating to the elimination of certain redundant collection and administration personnel costs immediately identifiable at the time of the acquisition of CRWCD.

(4) Reflects the elimination of certain rental expenses attributable to facilities which were immediately identified for closure or consolidation into other existing facilities.

(5) Reflects amortization expense assuming CRWCD had been acquired on January 1, 1996. In addition, reflects the elimination of depreciation and amortization expense related to assets revalued or not acquired by NCO as part of the acquisition of CRWCD.

(6) Reflects the interest expense attributable to additional borrowings on the Company's credit facility in connection with the acquisition of CRWCD.

(7) Reflects estimated provision for income taxes, at an assumed rate of 40% after giving consideration to non-deductible goodwill expenses, assuming the Company had converted from an S Corporation to a C Corporation on January 1, 1996.

(8) Pro forma net income per share was computed by dividing the pro forma net income for the year ended December 31, 1996 by the pro forma weighted average number of shares outstanding. Pro forma weighted average shares outstanding are based on the weighted average number of shares outstanding including common share equivalents giving retroactive effect as of January 1, 1996 to the 46.56-for-one stock split; the issuance of 1,604,620 shares of common stock (at $13.00 per share) net of estimated underwriting discounts and offering expenses payable by the Company, to result in net proceeds sufficient to finance the $3.2 million S Corporation distribution and repay $15,000,000 of acquisition-related debt; and giving retroactive effect as of January 1, 1996 to the issuance of 345,178 shares of Common Stock in conjunction with the acquisition of CRWCD.